                                                                   Exhibit 99.2


                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]




The Board of Directors
M.A. Hanna Company
200 Public Square
Suite 36-5000
Cleveland, Ohio  44114-2304


Members of the Board:

We hereby consent to the inclusion of our opinion letter dated May 7, 2000 as Appendix C to, and to the reference thereto under the caption "SUMMARY-Opinions of Financial Advisors" and "OPINIONS OF FINANCIAL ADVISORS - Opinion of Hanna's Financial Advisor" in, the Joint Proxy Statement/Prospectus of M.A. Hanna Company ("Hanna") and The Geon Company ("Geon") relating to the proposed consolidation involving Hanna and Geon, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Geon and Hanna. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  By  /s/ Salomon Smith Barney Inc.
                                      --------------------------------
                                      SALOMON SMITH BARNEY INC.


Chicago, Illinois
May 17, 2000